Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated November 4, 2016 except as to the second paragraph of Note 3, as to which the date is February 3, 2017, relating to the financial statement of Foundation Building Materials, Inc. as of October 27, 2016, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, CA

February 3, 2017